Exhibit 10.1

DEFENSE REUTILIZATION AND MARKETING SERVICE 74 WASHINGTON AVENUE NORTH BATTLE CREEK, MICHIGAN 49037-3092

IN REPLY

REFER TO DRMS J-362

Liquidity Services, Inc.,

1920 L Street, NW – 6th Floor

Washington, DC 20036

Dear Mr. Angrick:

This is in reference to the Defense Reutilization and Marketing Service sales contract 99-0001-0002 for usable property. Specifically, modification 14, dated May 13, 2008, extended the performance period of the contract for an additional 180 days and provided a termination clause whereby either party may terminate the contract, without cost, provided a 60-day written notice is issued to the other party.

It has been determined to be in the best interest of the U.S. Government to terminate sales contract 99-0001-0002 pursuant to the terms and conditions stated in modification 14. This letter is your notice of intent that contract 99-0001-0002 will terminate effective November 1, 2008. No further Delivery Orders will be issued by DRMS under contract 99-0001-0002 after that date. DRMS expects you to continue performing on contract 99-0001-0002 through contract termination date, to include all contract performance requirements of the wind-up period. Failure to perform will be cause to place your contract in default.

As also provided for in modification 14 to contract 99-0001-0002, DRMS elects to modify the product pool of property being made available. DRMS intends to terminate Controlled Property Centers (CPCs) property verification duties described in modification 11 to contract 99-0001-0002 as follows:

Huntsville and Columbus – effective October 17, 2008

Norfolk and Stockton – effective November 21, 2008

All property previously issued to you on a Delivery Order at the CPCs must be verified by your staff and made available to DRMS for inspection and certification by the dates stated above.

As provided in modification 14 to contract 99-0001-0002, you are required to remove property previously issued to you within 90 days from the date of the last Delivery Order. Property verified by your staff at the CPCs may not be removed until inspected and certified by DRMS.

Federal Recycling Program	Printed on Recycled Paper

If you have any questions regarding the termination of your contract, please feel free to contact me at (269) 961-5705.

Sincerely,

/s/ Neil A. Watters
NEIL A. WATTERS
Sales Contracting Officer Chief of Sales
Disposal Operations